Exhibit 99.1

Fire Resistant Building Materials Company Reports Production

of Commercial Blazeguard(R) from New Manufacturing Line

WATKINS, Minn. & VANCOUVER, British Columbia - April 3, 2006 - International Barrier Technology Inc. ("Barrier") (OTCBB: IBTGF; TSXV:IBH), a manufacturer of proprietary fire-resistant building materials, is pleased to report that the initial production run of commercial grade Blazeguard® fire-rated sheathing from the new manufacturing line in Watkins, MN took place on March 28, 2006.

As the upcoming quarter progresses and final equipment installation is completed, labour will become more fully experienced in the operation of the new line, and efficiencies will improve dramatically.  Barrier anticipates the production rate from the new line will easily reach its designed capacity of 40 million sq.ft. (2 @ 8hr. shift basis) in time to meet the growing demand for Blazeguard sales.  Coupled with the capacity remaining on the existing production line, the eventual total capacity for the Watkins facility will be in excess of 50 million sq.ft.  With this gained volume available, Barrier is well positioned to further expand sales in priority territories (Midwest, California, Texas, etc.), and to continue the focus on new product development.

"We are already encouraged by the quality of the boards produced by the new line.  The uniform, smooth surface texture from the new production process will give us the ability to tap into new market applications previously difficult for us to penetrate, including: interior wall panels and structural insulative panel systems (SIP's)," states Dr. Michael Huddy, President and CEO.  "In addition, once we finish tweaking the system and labour gets used to running the line, improved efficiencies will translate directly into larger bottom line earnings".

In anticipation of exponential growth, increased profit margins, and new product lines, Barrier is also pleased to announce it has added Mr. Todd A. Lorsung to the position of Financial Services Manager.  Mr. Lorsung holds a BA degree in Accounting and has 15 years experience in the accounting and management industry.  His role will involve all aspects of financial reporting including the implementation of an improved departmental cost accounting system.  The information derived from the new accounting system will help provide detailed cost information to allow for better inventory management, production scheduling and pricing decisions.  Barrier's former accounting manager, Ms. Melissa McElwee, will now shift roles to take on the responsibility for investor relations and corporate communications.

About International Barrier Technology Inc.

International Barrier Technology Inc. (OTCBB:IBTGF - News; TSXV:IBH) develops, manufactures, and markets proprietary fire resistant building materials branded as Blazeguard®.  Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire.  The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact.  Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.  Blazeguard® customers include four of the five top homebuilders.

INTERNATIONAL BARRIER TECHNOLOGY INC.

David J. Corcoran

CFO, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Fr more information please visit: www.intlbarrier.com or www.investorideas.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

Contact:

International Barrier Technology

Melissa McElwee, 866-735-3519

320-764-5797

ir@intlbarrier.com